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                                       By-Laws

                                          of

                                WELLS FARGO & COMPANY

                              (a Delaware corporation),

                              As amended April 18, 1995

                                    ______________


                                      ARTICLE I

MEETINGS OF STOCKHOLDERS

       SECTION 1. Annual Meetings. The annual meeting of stockholders of Wells Fargo & Company (the "corporation") shall be held on the third Tuesday of April in each year at such time of day as may be fixed by the Board of Directors, at the principal office of the corporation, if not a bank holiday, and if a bank holiday then on the next succeeding business day at the same hour and place, or at such other time, date or place, within or without the State of Delaware, as may be determined by the Board of Directors. At such meeting, Directors shall be elected, reports of the affairs of the corporation may be considered, and any other proper business may be transacted.

       SECTION 2. Special Meetings. Special meetings of the stockholders, unless otherwise regulated by statute, for any purpose or purposes whatsoever, may be called at any time by the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer (if other than the Chairman of the Board or the President), or one or more stockholders holding not less than 10 percent of the voting power of the corporation. Such meetings may be held at any place within or without the State of Delaware designated by the Board of Directors of the corporation.

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       SECTION 3.  Notice of Meetings.  Notice of all meetings
of the stockholders, both annual and special, shall be given by the Secretary in writing to stockholders entitled to vote. A notice may be given either personally or by mail or other means of written communication, charges prepaid, addressed to any stockholder at his address appearing on the books of the corporation or at the address given by such stockholder to the corporation for the purpose of notice. Notice of any meeting of stockholders shall be sent to each stockholder entitled thereto not less than 10 nor more than 60 days prior to such meeting. Such notice shall state the place, date and hour of the meeting and shall also state (i) in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted, (ii) in the case of an annual meeting, those matters which the Board of Directors intends at the time of the mailing of the notice to present for stockholder action and that any other proper matter may be presented for stockholder action to the meeting, and (iii) in the case of any meeting at which Directors are to be elected, the names of the nominees which the management intends at the time of the mailing of the notice to present for election.

       SECTION 4. Quorum. Except as otherwise provided by law, the presence of the holders of a majority of the stock issued and outstanding present in person or represented by proxy and entitled to vote is requisite and shall constitute a quorum for the transaction of business at all meetings of the stockholders, and the vote of a majority of such stock present and voting at a duly held meeting at which there is a quorum present shall decide any question brought before such meeting.

       SECTION 5. Voting. Unless otherwise provided in the Certificate of Incorporation, every stockholder shall be entitled to one vote for every share of stock standing in his name on the books of the corporation, and may vote either in person or by proxy.


ARTICLE II

DIRECTORS

       SECTION 1. Number, Term. The property, business and affairs of the corporation shall be managed and all corporate power shall be exercised by or under the direction of the Board

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of Directors as from time to time constituted.  The number of
Directors of this corporation shall be not less than 10 nor more than 20, the exact number within the limits so specified to be fixed from time to time by a By-Law adopted by the stockholders or by the Board of Directors. Until some other number is so fixed, the number of Directors shall be 14. The term of office of each Director shall be from the time of his election until the annual meeting next succeeding his election and until his successor shall have been duly elected, or until his death, resignation or lawful removal pursuant to the provisions of the General Corporation Law of Delaware.

       SECTION 2. Powers. In addition to the powers expressly conferred by these By-Laws, the Board of Directors may exercise all corporate powers and do such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or approved by the stockholders.

       SECTION 3. Compensation. Directors and Advisory Directors (as provided in Section 12 of this Article) as such may receive such compensation, if any, as the Board of Directors by resolution may direct, including salary or a fixed sum plus expenses, if any, for attendance at meetings of the Board of Directors or of its committees.

       SECTION 4. Organizational Meeting. An organizational meeting of the Board of Directors shall be held each year on the day of the annual meeting of stockholders of the corporation for the purpose of electing officers, the members of the Formal Committees provided in Section 11 of this Article and the Advisory Directors provided in Section 12 of this Article, and for the transaction of any other business. Said organizational meeting shall be held without any notice other than this By-Law.

       SECTION 5. Place of Meetings. The Board of Directors shall hold its meetings at the main office of the corporation or at such other place as may from time to time be designated by the Board of Directors or by the chief executive officer.

       SECTION 6. Regular Meetings. Regular meetings of the Board of Directors will be held on the third Tuesday of each month (except for the months of August and December) at the later of the following times: (i) 10:30 a.m. or (ii) immediately following the adjournment of any regular meeting of the Board of Directors of Wells Fargo Bank, National Association, held on the same day. If the day of any regular meeting shall fall upon a bank holiday, the meeting shall be held at the same hour on the

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first day following which is not a bank holiday.  No call or notice of a regular meeting need be given unless the meeting is to be held at a place other than the main office of the corporation.

       SECTION 7. Special Meetings. Special meetings shall be held when called by the chief executive officer or at the written request of four Directors.

       SECTION 8. Quorum; Adjourned Meetings. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business. A majority of the Directors present, whether or not a quorum, may adjourn any meeting to another time and place, provided that, if the meeting is adjourned for more than 30 days, notice of the adjournment shall be given in accordance with these By-Laws.

       SECTION 9.  Notice, Waivers of Notice.  Notice of
special meetings and notice of regular meetings held at a place other than the head office of the corporation shall be given to each Director, and notice of the adjournment of a meeting adjourned for more than 30 days shall be given prior to the adjourned meeting to all Directors not present at the time of the adjournment. No such notice need specify the purpose of the meeting. Such notice shall be given four days prior to the meeting if given by mail or on the day preceding the day of the meeting if delivered personally or by telephone, facsimile, telex or telegram. Such notice shall be addressed or delivered to each Director at such Director's address as shown upon the records of the corporation or as may have been given to the corporation by the Director for the purposes of notice. Notice need not be given to any Director who signs a waiver of notice (whether before or after the meeting) or who attends the meeting without protesting the lack of notice prior to its commencement. All such waivers shall be filed with and made a part of the minutes of the meeting.

       SECTION 10.  Telephonic Meetings.  A meeting of the
Board of Directors or of any Committee thereof may be held through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in such a meeting shall constitute presence at such meeting.

       SECTION 11. Written Consents. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall

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individually or collectively consent in writing to such action.
Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as the unanimous vote of the Directors.

       SECTION 12. Resignations. Any Director may resign his position as such at any time by giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. Such resignation shall take effect as of the time such notice is given or as of any later time specified therein and the acceptance thereof shall not be necessary to make it effective.

       SECTION 13. Vacancies. Vacancies in the membership of the Board of Directors shall be deemed to exist (i) in case of the death, resignation or removal of any Director, (ii) if the authorized number of Directors is increased, or (iii) if the stockholders fail, at a meeting of stockholders at which Directors are elected, to elect the full authorized number of Directors to be elected at that meeting. Vacancies in the membership of the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The stockholders may elect a Director at any time to fill any vacancy not filled by the Directors.

       SECTION 14. Committees of the Board of Directors. By resolution adopted by a majority of the authorized number of Directors, the Board of Directors may designate one or more Committees to act as or on behalf of the Board of Directors.
Each such Committee shall consist of one or more Directors designated by the Board of Directors to serve on such Committee at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any Committee, which alternate members may replace any absent member at any meeting of such Committee. In the absence or disqualification of a member of a Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any Committee, to the extent provided in the resolution of the Board of Directors, these By-Laws or the Certificate of Incorporation, may have all the authority of the

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Board of Directors, except with respect to:  (i) amending the
Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of Delaware, (iii) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amending these By-Laws.

        Included among the Committees shall be the following:

        (a) Executive Committee. There shall be an Executive Committee consisting of its ex officio member and such additional Directors, in no event less than seven, as the Board of Directors may from time to time deem appropriate, elected by the Board of Directors at its organizational meeting or otherwise. Subject to such limitations as may from time to time be imposed by the Board of Directors or as are imposed by these By-Laws, the Executive Committee shall have the fullest authority to act for and on behalf of the corporation, and it shall have all of the powers of the Board of Directors which, under the law, it is possible for a Board of Directors to delegate to such a committee, including the supervision of the general management, direction and superintendence of the business and affairs of the corporation and the power to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

        (b) Committee on Examinations and Audits. There shall be a Committee on Examinations and Audits consisting of not less than three Directors who are not officers of the corporation and who shall be elected by the Board of Directors at its organizational meeting or otherwise. It shall be the duty of this Committee (i) to make, or cause to be made, in accordance with the procedures from time to time approved by the Board of Directors, internal examinations and audits of the affairs of the

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corporation and the affairs of any subsidiary which by resolution of its board of directors has authorized the Committee on Examinations and Audits to act hereunder, (ii) to make recommendations to the Board of Directors of the corporation and of each such subsidiary with respect to the selection of and scope of work for the independent auditors for the corporation and for each subsidiary, (iii) to review, or cause to be reviewed in accordance with procedures from time to time approved by the Board of Directors, all reports of internal examinations and audits, all audit-related reports made by the independent auditors for the corporation and each such subsidiary and all reports of examination of the corporation and of any subsidiary made by regulatory authorities, (iv) from time to time, to review and discuss with the management, and independently with the General Auditor, the Risk Control Officer and the independent auditors, the accounting and reporting principles, policies and practices employed by the corporation and its subsidiaries and the adequacy of their accounting, financial, operating and administrative controls, including the review and approval of any policy statements relating thereto, and (v) to perform such other duties as the Board of Directors may from time to time assign to it. The Committee on Examinations and Audits shall submit reports of its findings, conclusions and recommendations, if any, to the Board of Directors.

        (c) Management Development and Compensation Committee. There shall be a Management Development and Compensation Committee consisting of not less than six directors, who shall be elected by the Board of Directors at its organizational meeting or otherwise and none of whom shall be eligible to participate in either the Wells Fargo & Company Stock Appreciation Rights Plan, the Wells Fargo & Company Stock Option Plan the Wells Fargo & Company Employee Stock Purchase Plan or any similar employee stock plan (or shall have been so eligible within the year next preceding the date of becoming a member of the Management Development and Compensation Committee). It shall be the duty of the Management Development and Compensation Committee, and it shall have authority, (i) to advise the Chief Executive Officer concerning the corporation's salary policies, (ii) to administer such compensation programs as from time to time are delegated to it by the Board of Directors, (iii) to accept or reject the recommendations of the Chief Executive Officer with respect to all salaries in excess of such dollar amount or of officers of such grade or grades as the Board of Directors may from time to time by resolution determine to be appropriate and (iv) upon the request of any subsidiary which by resolution of its board of directors has authorized the Management Development and

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Compensation Committee to act hereunder, to advise its chief executive officer concerning such subsidiary's salary policies and compensation programs.

        (d) Nominating Committee. There shall be a Nominating Committee consisting of not less than three Directors, who shall be elected by the Board of Directors at its organizational meeting or otherwise. It shall be the duty of the Nominating Committee, annually and in the event of vacancies on the Board of Directors, to nominate candidates for election to the Board of Directors.

        The Chairman of the Board, or in the absence of the Chairman of the Board, the acting chief executive officer, if a Director, shall be an ex officio member of all the Committees except the Committee on Examinations and Audits, the Management and Development and Compensation Committee, the Nominating Committee and such other Committees which by resolution the Board of Directors expressly limit membership to non-officer Directors.

        Each Committee member shall serve until the organizational meeting of the Board of Directors held on the day of the annual meeting of stockholders in the year next following his or her election and until his or her successor shall have been elected, but any such member may be removed at any time by the Board of Directors. Vacancies in any of said committees, however created, shall be filled by the Board of Directors. A majority of the members of any such committee shall be necessary to constitute a quorum and sufficient for the transaction of business, and any act of a majority present at a meeting of any such committee at which there is a quorum present shall be the act of such committee. Subject to these By-Laws and the authority of the Board of Directors, each committee shall have the power to determine the form of its organization. The provisions of these By-Laws governing the calling, notice and place of special meetings of the Board of Directors shall apply to all meetings of any Committee unless such committee fixes a time and place for regular meetings, in which case notice for such meeting shall be unnecessary. The provisions of these By-Laws regarding actions taken by the Board of Directors, however called or noticed, shall apply to all meetings of any Committee. Each committee shall cause to be kept a full and complete record of its proceedings, which shall be available for inspection by any Director. There shall be presented at each meeting of the Board of Directors a summary of the minutes of all proceedings of each committee since the preceding meeting of the Board of Directors.

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       SECTION 15.  Advisory Directors.  There may be not more
than 10 Advisory Directors, who may be elected by the Board of Directors at its organizational meeting. An Advisory Director shall serve until the next following organizational meeting of the Board of Directors. Any Advisory Director may be removed at any time by the Board of Directors. Vacancies may, but need not be, filled by the Board of Directors. Advisory Directors may attend meetings of the Board of Directors and, if appointed thereto as an advisor by the Board of Directors, meetings of Formal Committees with the privilege of participating in all discussions but without the right to vote.

       SECTION 16. Directors Emeriti. There shall be not more than ten (10) Directors Emeriti who shall be elected by the Board of Directors at its organizational meeting. A Director Emeritus shall serve until the next following organizational meeting of the Board of Directors. No person may be elected a Director Emeritus unless at some time prior thereto such person has been a Director of the corporation. Any Director Emeritus may be removed at any time by the Board of Directors. Vacancies, however created, may, but need not, be filled by the Board of Directors. Directors Emeriti may attend meetings of the Board of Directors and, if appointed thereto as an advisor by the Board of Directors, meetings of Committees with the privilege of participating in all discussions but without the right to vote.


ARTICLE III

OFFICERS


       SECTION 1. Election of Executive Officers. The corporation shall have (i) a Chairman of the Board, (ii) a President, (iii) a Secretary and (iv) a Chief Financial Officer. The Corporation also may have a Vice Chairman of the Board, one or more Vice Chairmen, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Controller, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, a General Auditor, a Risk Control Officer, and such other officers as the Board of Directors, or the Chief Executive Officer or any officer or committee whom he may authorize to

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perform this duty, may from time to time deem necessary or
expedient for the proper conduct of business by the corporation. The Chairman of the Board, the Vice Chairman of the Board, if any, and the President shall be elected from among the members of the Board of Directors. The following offices shall be filled only pursuant to election by the Board of Directors: Chairman of the Board, Vice Chairman of the Board, President, Vice Chairman, Executive Vice President, Senior Vice President, Secretary, Controller, Treasurer, General Auditor and Risk Control Officer. Other officers may be appointed by the Chief Executive Officer or by any officer or committee whom he may authorize to perform this duty. All officers shall hold office at will, at the pleasure of the Board of Directors, the Chief Executive Officer, the officer or committee having the authority to appoint such officers, and the officer or committee authorized by the Chief Executive Officer to remove such officers, and may be removed at any time, with or without notice and with or without cause. No authorization by the Chief Executive Officer to perform such duty of appointment or removal shall be effective unless done in writing and signed by the Chief Executive Officer. Two or more offices may be held by the same person.

       SECTION 2. Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the stockholders and of the Board of Directors and shall be the Chief Executive Officer of the corporation. As Chief Executive Officer, he shall (i) exercise, and be responsible to the Board of Directors for, the general supervision of the property, affairs and business of the corporation, (ii) report at each meeting of the Board of Directors upon all matters within his knowledge which the interests of the corporation may require to be brought to its notice, (iii) prescribe, or to the extent he may deem appropriate designate an officer or committee to prescribe, the duties, authority and signing power of all other officers and employees of the corporation and (iv) exercise, subject to these By-Laws, such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors.

       SECTION 3.  Vice Chairman of the Board.  The Vice
Chairman of the Board shall, subject to these By-Laws, exercise such powers and perform such duties as may from time to time be prescribed by the Board of Directors. In the absence of the Chairman of the Board and the President, the Vice Chairman of the Board shall preside over the meetings of the stockholders and the Board of Directors.

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       SECTION 4.  President.  The President shall, subject to
these By-Laws, be the chief operating officer of the corporation and shall exercise such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors. In the absence of the Chairman of the Board, the President shall preside over the meetings of the stockholders and the Board of Directors.

       SECTION 5. Absence or Disability of Chief Executive Officer. In the absence or disability of the Chairman of the Board, the President shall act as Chief Executive Officer. In the absence or the disability of both the Chairman of the Board and the President, the Vice Chairman of the Board shall act as Chief Executive Officer. In the absence of the Chairman of the Board, the President and the Vice Chairman of the Board, the officer designated by the Board of Directors, or if there be no such designation the officer designated by the Chairman of the Board, shall act as Chief Executive Officer. The Chairman of the Board shall at all times have on file with the Secretary his written designation of the officer from time to time so designated by him to act as Chief Executive Officer in his absence or disability and in the absence or disability of the President and the Vice Chairman of the Board.

       SECTION 6.  Executive Vice Presidents; Senior Vice
Presidents; Vice Presidents.  The Executive Vice Presidents, the
Senior Vice Presidents and the Vice Presidents shall have all such powers and duties as may be prescribed by the Board of Directors or by the Chief Executive Officer.

       SECTION 7. Secretary. The Secretary shall keep a full and accurate record of all meetings of the stockholders and of the Board of Directors, and shall have the custody of all books and papers belonging to the corporation which are located in its principal office. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and all other notices required by law or by these By-Laws. He shall be the custodian of the corporate seal or seals. In general, he shall perform all duties ordinarily incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

       SECTION 8.  Chief Financial Officer.  The Chief
Financial Officer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit, or cause to be deposited, in the name of the

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corporation all moneys or other valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. He shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of the financial condition of the corporation. In general, he shall perform all duties ordinarily incident to the office of a chief financial officer of a corporation, and such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

       SECTION 9. General Auditor. The General Auditor shall be responsible to the Board of Directors for evaluating the ongoing operation, and the adequacy, effectiveness and efficiency, of the system of control within the corporation and of each subsidiary which has authorized the Committee on Examinations and Audits to act under Section 14(b) of Article II of these By-Laws. He shall make, or cause to be made, such internal audits and reports of the corporation and each such subsidiary as may be required by the Board of Directors or by the Committee on Examinations and Audits. He shall coordinate the auditing work performed for the corporation and its subsidiaries by public accounting firms and, in connection therewith, he shall determine whether the internal auditing functions being performed within the subsidiaries are adequate. He shall also perform such other duties as the Chief Executive Officer may prescribe, and shall report to the Chief Executive Officer on all matters concerning the safety of the operations of the corporation and of any subsidiary which he deems advisable or which the Chief Executive Officer may request. Additionally, the General Auditor shall have the duty of reporting independently of all officers of the corporation to the Committee on Examinations and Audits at least quarterly on all matters concerning the safety of the operations of the corporation and its subsidiaries which should be brought in such manner through such committee to the attention of the Board of Directors. Should the General Auditor deem any matter to be of especial immediate importance, he shall report thereon forthwith through the Committee on Examinations and Audits to the Board of Directors.

       SECTION 10. Risk Control Officer. The Risk Control Officer shall report to the Board of Directors through its Committee on Examinations and Audits. The Risk Control Officer shall be responsible for directing a number of control related activities principally affecting the Company's credit function and shall have such other duties and responsibilities as shall be prescribed from time to time by the chief executive officer and the Committee on Examinations and Audits. Should the Risk

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Control Officer deem any matter to be of special importance, the
Risk Control Officer shall report thereon forthwith through the Committee to the Board of Directors.


ARTICLE IV

INDEMNIFICATION

       SECTION 1. Action, etc. Other Than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the corporation (other than a judicial action or suit brought by or in the right of the corporation), by reason of the fact that he or she is or was an Agent (as hereinafter defined) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Agent in connection with such action, suit or proceeding, or any appeal therein, if the Agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding -- whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent -- shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, that the Agent had reasonable cause to believe that his or her conduct was unlawful. For purposes of this Article, an "Agent" shall be any director, officer or employee of the corporation, or any person who, being or having been such a director, officer or employee, is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

       SECTION 2.  Action, etc. by or in the Right of the
Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought

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by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent (as defined above) against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense, settlement or appeal of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

       SECTION 3. Determination of Right of Indemnification or Contribution. Unless otherwise ordered by a court, any indemnification under Section 1 or 2, and any contribution under
Section 6, of this Article shall be made by the corporation to an Agent unless a determination is reasonably and promptly made, either (i) by the Board of Directors acting by a majority vote of a quorum consisting of Directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or if obtainable and such quorum so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such Agent acted in bad faith and in a manner that such Agent did not believe to be in or not opposed to the best interests of the corporation or, with respect to any criminal proceeding, that such Agent believed or had reasonable cause to believe that his or her conduct was unlawful.

       SECTION 4.  Advances of Expenses.  Except as limited by
Section 5 of this Article, costs, charges and expenses (including attorneys' fees) incurred by an Agent in defense of any action, suit, proceeding or investigation of the nature referred to in
Section 1 or 2 of this Article or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter; provided, however, that if the General Corporation Law of Delaware then so requires, such payment shall be made only if the Agent shall undertake to reimburse the corporation for such payment in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification.

       SECTION 5. Right of Agent to Indemnification or Advance Upon Application; Procedure Upon Application. Any indemnification under Section 1 or 2, or advance under Section 4, of this Article shall be made promptly and in any event within 90 days, upon the written request of the Agent, unless with respect to an application under said Sections 1 or 2 an adverse determination is reasonably and promptly made pursuant to Section 3 of this Article or unless with respect to an application under said Section 4 an adverse determination is made pursuant to said
Section 4. The right to indemnification or advances as granted by this Article shall be enforceable by the Agent in any court of competent jurisdiction if the Board of Directors or independent legal counsel improperly denies the claim, in whole or in part, or if no disposition of such claim is made within 90 days. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any action, suit or proceeding in advance of its final disposition where any required undertaking has been tendered to the corporation) that the Agent has not met the standards of conduct which would require the corporation to indemnify or advance the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, independent legal counsel and the stockholders) to have made a determination prior to the commencement of such action that indemnification of the Agent is proper in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the corporation (including the Board of Directors, independent legal counsel and the stockholders) that the Agent had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Agent had not met the applicable standard of conduct. The Agent's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

       SECTION 6. Contribution. In the event that the indemnification provided for in this Article is held by a court of competent jurisdiction to be unavailable to an Agent in whole or in part, then in respect of any threatened, pending or completed action, suit or proceeding in which the corporation is jointly liable with the Agent (or would be if joined in such action, suit or proceeding), to the extent permitted by the General Corporation Law of Delaware the corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Agent in such proportion as is appropriate to reflect (i) the relative benefits received by the corporation on the one hand and the Agent on the other from the transaction from which such action, suit or proceeding arose and (ii) the relative fault of the corporation on the one hand and of the Agent on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the corporation on the one hand and of the Agent on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts.

       SECTION 7. Other Rights and Remedies. Indemnification under this Article shall be provided regardless of when the events alleged to underlie any action, suit or proceeding may have occurred, shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification and advancement of expenses under this Article shall be deemed to be provided by a contract between the corporation and the Agent who serves as such at any time while these By-Laws and other relevant provisions of the General Corporation Law of Delaware and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

       SECTION 8. Insurance. Upon resolution passed by the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would have the power to indemnify such person against such liability under the provisions of this Article. The corporation may create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

       SECTION 9. Constituent Corporations. For the purposes of this Article, references to "the corporation" include all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer or employee of such a constituent corporation or who, being or having been such a director, officer or employee, is or was serving at the request of such constituent corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

       SECTION 10. Other Enterprises, Fines, and Serving at Corporation's Request. For purposes of this Article, references to "other enterprise" in Sections 1 and 9 shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service by an Agent as director, officer, employee, trustee or agent of the corporation which imposes duties on, or involves services by, such Agent with respect to any employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" for purposes of this Article.

       SECTION 11. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees, judgments, fines and amounts paid in settlement with respect to any action, suit, appeal, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by the applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

       SECTION 12. Actions Initiated by Agent. Anything to the contrary in this Article notwithstanding, the corporation shall indemnify any Agent in connection with an action, suit or proceeding initiated by such Agent (other than actions, suits, or proceedings commenced pursuant to Section 5 of this Article) only if such action, suit or proceeding was authorized by the Board of Directors.

       SECTION 13. Statutory and Other Indemnification. Notwithstanding any other provision of this Article, the corporation shall indemnify any Agent and advance expenses incurred by such Agent in any action, suit or proceeding of the nature referred to in Section 1 or 2 of this Article to the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, except that no amount shall be paid pursuant to this Article in the event of an adverse determination pursuant to Section 3 of this Article or in respect of remuneration to the extent that it shall be determined to have been paid in violation of law or in respect of amounts owing under Section 16(b) of the Securities Exchange Act of 1934. The rights to indemnification and advancement of expenses provided by any provision of this Article, including without limitation those rights conferred by the preceding sentence, shall not be deemed exclusive of, and shall not affect, any other rights to which an Agent seeking indemnification or advancement of expenses may be entitled under any provision of any law, certificate of incorporation, by-law, agreement or by any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while serving as an Agent. The corporation may also provide indemnification and advancement of expenses to other persons or entities to the extent deemed appropriate.



ARTICLE V

MISCELLANEOUS

       SECTION 1.  Fiscal Year.  The fiscal year of the
corporation shall be the calendar year.

       SECTION 2. Stock Certificates. Each stockholder shall be entitled to a certificate representing the number of shares of the stock of the corporation owned by such stockholder and the class or series of such shares. Each certificate shall be signed in the name of the corporation by (i) the Chairman of the Board, the Vice Chairman of the Board, the President, an Executive Vice President, a Senior Vice President, or a Vice President, and (ii) the Treasurer, an Assistant Treasurer, the Secretary, or an

Assistant Secretary. Any of the signatures on the certificate may be facsimile. Prior to due presentment for registration of transfer in the stock transfer book of the corporation, the registered owner for any share of stock of the corporation shall be treated as the person exclusively entitled to vote, to receive notice, and to exercise all other rights and receive all other entitlements of a stockholder with respect to such share, except as may be provided otherwise by law.

       SECTION 3.  Execution of Written Instruments.  All
written instruments shall be binding upon the corporation if signed on its behalf by (i) any two of the following officers: the Chairman of the Board, the President, the Vice Chairman of the Board, the Vice Chairmen or the Executive Vice Presidents; or
(ii) any one of the foregoing officers signing jointly with any Senior Vice President. Whenever any other officer or person shall be authorized to execute any agreement, document or instrument by resolution of the Board of Directors, or by the Chief Executive Officer, or by any two of the officers identified in the immediately preceding sentence, such execution by such other officer or person shall be equally binding upon the corporation.

       SECTION 4. Subsidiary. As used in these By-Laws the term "subsidiary" or "subsidiaries" means any corporation 25 percent or more of whose voting shares is directly or indirectly owned or controlled by the corporation, or any other affiliate of the corporation designated in writing as a subsidiary of the corporation by the Chief Executive Officer of the corporation. All such written designations shall be filed with the Secretary of the corporation.

       SECTION 5. Amendments. These By-Laws may be altered, amended or repealed by a vote of the stockholders entitled to exercise a majority of the voting power of the corporation, by written consent of such stockholders or by the Board of Directors.

       SECTION 6. Annual Report. The Board of Directors shall cause an annual report to be sent to the stockholders not later than 120 days after the close of the fiscal year and at least 15 days prior to the annual meeting of stockholders to be held during the ensuing fiscal year.

       SECTION 7. Construction. Unless the context clearly requires it, nothing in these By-Laws shall be construed as a limitation on any powers or rights of the corporation, its

Directors or its officers provided by the General Corporation Law of Delaware. Unless the context otherwise requires, the General
Corporation Law of Delaware shall govern the construction of these By-Laws.

       SECTION 8. Loans to Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the Board of Directors or any committee thereof, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors or such committee shall approve, including, without limitation, a pledge of shares of stock of the corporation. This Section shall not be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

       SECTION 9. Notices; Waivers. Whenever, under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or stockholder, such provision shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile, telex or telegram. A waiver in writing of any such required notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.